SECOND AMENDMENT TO THE
AMENDED AND RESTATED
HOME BANK
SALARY CONTINUATION AGREEMENT

This Amendment (“Amendment”) is entered into as of the 1st day of June 2023, by and between Home Bank, N.A. (the “Bank”) and Darren E. Guidry (the “Executive”).

WITNESSETH

WHEREAS, the Bank and the Executive previously entered into an Amended and Restated Salary Continuation Agreement, dated as of May 20, 2019 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement in order to change the accrual value with the term accrual balance, as provided in Section 1.1, 2.2.1, 8.2 and 8.3 thereof.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Section 1.1. Replace in its entirety with the following:

1.1 “Accrual Balance” means the liability that should be accrued by the Bank, under accounting principles generally accepted in the United States (“GAAP”), for the Bank’s obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion Number 12 (“APB 12”) as amended by Statement of Financial Accounting Standards Number 106 (“FAS 106”) and the Discount Rate. Any one of a variety of amortization methods may be used to determine the Accrual Balance. However, once chosen, the method must be consistently applied.

2. Replace the term “Account Value” with the term “Accrual Balance” in Sections 2.2.1, 8.2 and 8.3.

3. Except to the extent expressly amended hereby, the Agreement shall continue unmodified and shall remain in full force and effect. All amendments shall be construed together and considered one and the same agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first written above.

ATTEST: HOME BANK, N.A.

By: /s/ Daniel G. Guidry         By: /s/ John W. Bordelon
Daniel G. Guidry John W. Bordelon
Corporate Secretary Chairman, President and Chief Executive Officer

EXECUTIVE

/s/ Darren E. Guidry
Darren E. Guidry